                                                                      Exhibit II




Name of Purchasing Entity                    Date of Transaction            Number of Shares            Price Per Share
-------------------------                    -------------------           -----------------            ---------------
Bay Harbour Management, L.C.                         11/02/98                       4,000                      $ 9.31
Bay Harbour Management, L.C.                         11/03/98                       5,000                      $ 9.31
Bay Harbour Management, L.C.                         11/04/98                       8,000                      $ 9.44
Bay Harbour Management, L.C.                         11/12/98                       3,000                      $ 9.44
Bay Harbour Management, L.C.                         11/20/98                       2,000                      $10.00
Bay Harbour Management, L.C.                         11/30/98                       1,100                      $ 9.30
Bay Harbour Management, L.C.                         12/23/98                      10,000                      $ 9.44
Bay Harbour Management, L.C.                         12/29/98                       1,700                      $ 9.88
Bay Harbour Management, L.C.                         12/30/98                       2,000                      $ 9.62
Bay Harbour Management, L.C.                         01/04/99                       5,000                      $10.03
Bay Harbour Management, L.C.                         01/05/99                       4,000                      $10.06
Bay Harbour Management, L.C.                         01/06/99                      10,000                      $10.00
Bay Harbour Management, L.C.                         01/11/99                       5,000                      $ 9.94
Bay Harbour Management, L.C.                         01/12/99                       7,500                      $10.06
Bay Harbour Management, L.C.                         01/13/99                       1,890                      $ 9.81
Bay Harbour Management, L.C.                         01/20/99                       1,800                      $ 9.81
Bay Harbour Management, L.C.                         01/21/99                       3,500                      $ 9.56
Bay Harbour Management, L.C.                         01/26/99                       2,000                      $ 9.56
Bay Harbour Management, L.C.                         01/27/99                      10,000                      $ 9.24
Bay Harbour Management, L.C.                         01/28/99                       1,000                      $ 9.31
Bay Harbour Management, L.C.                         02/05/99                       1,000                      $ 9.81